UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2007

LIPID SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Lipid Sciences, Inc. (the “Company”) has entered into an Amendment to Consulting Agreement (the “Amendment”) effective as of July 31, 2007, with H. Bryan Brewer, Jr., M.D. and Washington Cardiovascular Associates, LLC (“WCA”), an entity beneficially owned by Dr. Brewer.  The Amendment amends a Consulting Agreement, dated May 16, 2005, (the “ Consulting Agreement”) between the same parties.  Pursuant to the Consulting Agreement WCA provides the services of Dr. Brewer as the Corporation’s Chief Scientific Director.  In addition Dr. Brewer serves as Vice Chairman of the Company’s Board of Directors and Chairman of the Company’s Scientific Advisory Committee.  The Amendment changes the expiration of the Consulting Agreement from May 16, 2008, to May 16, 2011.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

10.1                           Amendment to Consulting Agreement dated July 31, 2007 between Washington Cardiovascular Associates, LLC, H. Bryan Brewer, Jr., M.D. and Lipid Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: August 1, 2007	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer